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                         CONSENT OF INDEPENDENT AUDITORS





We consent to the use of our report dated March 26, 1999, on the financial statements of The InformationTech 100-Registered Trademark- Fund, now known as Berger Information Technology Fund (a series of Berger Investment Portfolio Trust) included as an Exhibit in the Post-Effective Amendment to the Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission.




                                        /s/  McGladrey & Pullen, LLP


New York, New York
January 25, 2000

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                          INDEPENDENT AUDITOR'S REPORT



THE BOARD OF TRUSTEES AND SHAREHOLDERS
THE INFORMATIONTECH 100-Registered Trademark- FUND

We have audited the accompanying statement of changes in net assets for the year ended February 28, 1999 and the financial highlights for the year ended February 28, 1999 and the period from April 8, 1997 (commencement of operations) to February 28, 1998 of The InformationTech 100-Registered Trademark- Fund.
This financial statement and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement and financial highlights referred to above present fairly, in all material respects, the changes in its net assets and the financial highlights of The InformationTech 100-Registered Trademark-Fund for the periods indicated, in conformity with generally accepted accounting principles.

                                       /s/  McGladrey & Pullen, LLP
New York, New York
March 26, 1999